SusGlobal Appoints Site Selection Expert Susan Harte to its Board of Directors

  As a recognized leader in site selection, Harte assists companies in leveraging location as a competitive advantage using data analytics, economic development tools and location incentives
  Harte's experience and skill set will benefit SusGlobal as it closes on the acquisition of its second Ontario facility and pursues additional locations scaling its organic waste-to-fertilizer business as Leaders in the Circular Economy®

TORONTO, ON / ACCESSWIRE / June 7, 2021 / SusGlobal Energy Corp. ("SusGlobal" or the "Company") (OTCQB: SNRG), the developer of SusGro™, a revolutionary pathogen free organic liquid fertilizer, is pleased to announce the appointment of Susan Harte, ESQ., MCR to the Company's Board of Directors.

Ms. Harte is a nationally recognized leader in site selection, location economics and incentives. She is currently a principal of the international site selection consulting firm Hickey & Associates. For over 25 years, she has combined her expertise in commercial real estate, site selection and economic development to assist her clients with leveraging location as a competitive advantage.

Throughout her practice, Ms. Harte has led her clients to achieve better business outcomes by integrating strategic planning techniques and implementation frameworks to drive internal stakeholder consensus around location decisions. She has managed major site selection projects for many Fortune 500 companies involving complex multi-jurisdictional competitive strategies. Pursuant to this work, she has structured, negotiated and secured over US$1billion in location incentives such as real estate and personal property tax abatements, sales tax exemptions, grants and specialty bond financing for her clients' projects.

"The appointment of Ms. Harte to the Board of Directors continues SusGlobal's strategy of expanding the strength and depth of its Board through the appointment of accomplished industry veterans," commented Marc Hazout, Executive Chairman, President and CEO of SusGlobal. "Susan brings significant experience in developing and implementing location strategies that align with our corporate goals and expansion objectives."

"Geography will be a key driver in SusGlobal's corporate performance as its model and regional strategy is ripe for export to municipalities across North America," commented Susan Harte.  "I look forward to working with management and the Board and in being instrumental with implementing successful location strategies and in guiding the Company through state and local governmental and regulatory affairs."

Prior to her current position, Ms. Harte was a Senior Vice President at CBRE, the world's largest commercial real estate services and investment firm, in the global Location Advisory and Transactions Services group. She previously was Director of the Business Economic Incentives Practice at Jones Lang LaSalle, having joined the company after seven years with the New York City boutique law firm of Stadtmauer Bailkin. She also served a term as the Director of National Incentives Practice at Grant Thornton one of the largest accounting firms in the world and as Director of Industry Development at Empire State Development Corporation, New York State's economic development agency.

Following this appointment, SusGlobal's Board of Directors is comprised of four directors, three of them being independent.

About SusGlobal Energy Corp.

SusGlobal Energy Corp., the developer of SusGro™, a revolutionary pathogen free organic liquid fertilizer is a renewables company focused on acquiring, developing, and monetizing a portfolio of proprietary technologies in the waste to energy and regenerative products applications globally. It is management's objective to grow SusGlobal into a significant sustainable waste to energy and regenerative products provider, as LEADERS IN THE CIRCULAR ECONOMY®. For more information, please visit the Company's website at: www.susglobalenergy.com

Safe Harbor Statement

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's objectives. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects," "plans," "anticipates," "believes," "intends," "estimates," "projects," "aims," "potential," "goal," "objective," "prospective," and similar expressions, or that events or conditions "will," "would," "may," "can," "could" or "should" occur. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, lack of sufficient financial resources; variations in market conditions, currency and our stock; the Company's ability to obtain any necessary permits, approvals, consents or authorizations required for its activities; the Company's ability to produce energy, biogas, compost or organic fertilizer from its properties successfully or profitably, to continue its projected growth, or to be fully able to implement its business strategies and other risk factors described in the Company's filings with the U.S. Securities and Exchange Commission, which may be viewed at www.sec.gov.

Contact

SusGlobal Energy Corp.

Marc Hazout, President and CEO

(416) 223-8500 or Toll Free: 1-866-512-7374

Email: info@susglobalenergy.com

Investor Relations Contact

Lytham Partners, LLC
Ben Shamsian
New York | Phoenix

(646) 829-9701
Email: shamsian@lythampartners.com

SOURCE: SusGlobal Energy Corp.